UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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United Parcel Service, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRESS RELEASE ISSUED APRIL 10, 2020

FOR IMMEDIATE RELEASE

Contact: Steve Gaut
404-828-8787
sgaut@ups.com

UPS ANNOUNCES MOVE TO VIRTUAL ANNUAL MEETING OF SHAREOWNERS FOR 2020

ATLANTA, April 10, 2020 – United Parcel Service, Inc. today announced that its 2020 Annual Meeting of Shareowners scheduled for Thursday, May 14, 2020 at 8:00 a.m. ET, will be conducted through virtual means only due to the public health concerns related to the novel coronavirus (COVID-19) pandemic and to support the health and safety of its shareowners, employees and stakeholders. Shareowners can participate via live webcast, but may not physically attend the meeting this year.
As described in the proxy materials for the Annual Meeting, shareowners as of the close of business on March 16, 2020, the record date, are entitled to participate in the Annual Meeting.
Shareowners can participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/UPS2020 and entering the 16-digit control number found on the proxy card, voting instruction form, or notice of internet availability previously received by shareowners. Shareowners may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website.
All shareowners are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. The proxy card, voting instruction form and notice of internet availability that were previously distributed will not be updated to reflect the change in meeting format and may be used to vote shares in connection with the Annual Meeting. Shareowners who have previously sent in proxies, or voted via telephone or by internet, do not need to take any further action.

About UPS
UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including transporting packages and freight; facilitating international trade, and deploying advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. UPS was awarded America’s Best Customer Service company for Shipping and Delivery services by Newsweek magazine; Forbes Most Valuable Brand in Transportation; and top rankings on the JUST 100 list for social responsibility, the Dow Jones Sustainability World Index, and the Harris Poll Reputation Quotient, among other prestigious rankings and awards. The company can be found on the web at ups.com or pressroom.ups.com and its corporate blog can be found at ups.com/longitudes The company’s sustainability eNewsletter, UPS Horizons, can be found at ups.com/sustainabilitynewsletter. To get UPS news direct, follow @UPS_News on Twitter. To ship with UPS, visit ups.com/ship.